Exhibit 8.2

SIDLEY AUSTIN LLP 555 WEST FIFTH STREET LOS ANGELES, CA 90013 +1 213 896 6000 +1 213 896 6600 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

July 25, 2016

By Email

Foundation Bancorp, Inc.

1110 112th Avenue, NE, Suite 200

Bellevue, WA 98004

Ladies and Gentlemen:

We have acted as counsel to Foundation Bancorp, Inc. (“FB”), a Washington corporation, and Foundation Bank, a Washington state-chartered commercial bank (the “Bank”), in connection with the proposed merger of FB with and into Pacific Continental Corporation (“PCC”), an Oregon corporation (the “Merger”), whereupon the separate existence of FB shall cease and PCC shall be the surviving corporation. Immediately following the Merger, PCC intends that the Bank shall be merged with and into Pacific Continental Bank, an Oregon state-chartered commercial bank (“PCB”) with PCB being the resulting bank, and the separate corporate existence of the Bank shall cease (the “Bank Merger” and, together with the Merger, the “Mergers”) all pursuant to the Agreement and Plan of Merger, dated as of April 26, 2016 (the “Merger Agreement”), among FB, the Bank, PCC and PCB.

This opinion letter is being delivered in connection with, and appears as an exhibit to, the registration statement on Form S-4, including a joint proxy statement/prospectus (as amended through the date hereof, the “Registration Statement”) filed by PCC on this date with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Unless otherwise defined, capitalized terms used herein have the meanings assigned to them in the Merger Agreement.

In rendering the opinion set forth below:

(a) we have examined and relied upon the Registration Statement, the Merger Agreement and the exhibits thereto, the officer’s certificates of FB and PCC dated as of the date hereof (the “Representation Letters” and, together with the Merger Agreement and the Registration Statement, the “Transaction Documents”), and such other agreements, instruments, documents and records as we have deemed necessary or appropriate for the purposes of this opinion letter;

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Foundation Bancorp, Inc.

(b) we have assumed, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the due authorization, execution and delivery of the Transaction Documents, (vi) the valid existence and good standing of all parties to the Transaction Documents, and (vii) the enforceability of the Transaction Documents;

(c) we have assumed, with your permission, that (i) all covenants, representations and other undertakings set forth in the Transaction Documents have been or will be performed in accordance with the terms thereof, (ii) the transactions contemplated by the Transaction Documents have been or will be consummated in accordance with the terms thereof and will be effective under applicable state law, (iii) none of the material terms and conditions of the Transaction Documents have been or will be waived or modified, and (iv) there are no documents or understandings between the parties that would alter, or are inconsistent with, the terms set forth in the Transaction Documents;

(d) we have examined and relied upon, and have assumed, without independent investigation or inquiry, the accuracy of (both as of the date hereof and at the Effective Time), all statements regarding factual matters, representations and warranties contained in the Transaction Documents and the statements made in the certificates of officers and representatives of FB and PCC delivered to us, including the Representation Letters, we have assumed that the statements made in the Representation Letters will be repeated in updated Representation Letters executed by appropriate officers of FB and PCC, respectively, as of the Effective Time, and, with respect to any representations and warranties in any of the foregoing that are made “to the knowledge of” or “based on the belief” of FB or PCC or any other person or are similarly qualified, we have assumed that such representations and warranties are accurate, in each case without such qualification, and, as to all matters for which a person or entity has represented that such person or entity does not have any plan or intention, there is no such plan or intention; and

(e) we have assumed, with your permission, that PCC and FB and their respective subsidiaries will treat the Merger for United States federal income tax purposes, and will report the Merger on their respective United States federal income tax returns, in a manner consistent with the opinion set forth below.

No assurance can be given as to the effect on the opinion set forth below if any of the foregoing assumptions is or becomes inaccurate.

Foundation Bancorp, Inc.

Based solely upon and subject to the foregoing and the limitations, qualifications and assumptions set forth herein and in the Registration Statement, we hereby confirm that the discussion contained in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Merger,” to the extent such discussion expresses conclusions as to the application of United States federal income tax law, constitutes our opinion.

This opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. It should be noted that such laws, Treasury Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein, could affect our conclusions herein. No assurance can be given that the Internal Revenue Service will agree with this opinion or that, if the Internal Revenue Service were to take a contrary position, such position would not ultimately be sustained by the courts.

We inform you that any United States federal tax advice contained in this opinion is limited to the one or more United States federal tax issues addressed in the opinion. Additional issues may exist that could affect the United States federal tax treatment of the Mergers that is the subject of this opinion and this opinion does not consider or provide a conclusion with respect to any additional issues. Other than as expressly stated above, we express no opinion regarding the tax treatment of the Mergers under the laws of the United States or any state or local government within the United States or under the laws of any foreign country. Additionally, we express no opinion regarding any other tax consequences of the transactions, or on any issue relating to FB, the Bank, PCC or PCB or, in each case, to any investment therein or under any other law.

The opinions set forth above are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein or any subsequent changes in applicable law or interpretations thereof. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

This opinion letter is rendered only as of the date hereof and could be affected by changes in facts, circumstances, law or the Merger Agreement, or other events or developments that hereafter may occur or be brought to our attention. We assume no responsibility to advise you or any other person of any such change, event or development.

Foundation Bancorp, Inc.

We hereby consent to the reference to this opinion letter in the Registration Statement, to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. Except as stated in this paragraph, this opinion letter may not be relied upon by any other person or entity for any purpose without our prior written consent.

Sincerely,

/s/ Sidley Austin LLP